Exhibit 10.54(a)

                                    AMENDMENT
                         TO THE UCAR INTERNATIONAL INC.
                           1995 EQUITY INCENTIVE PLAN
                           --------------------------





          The UCAR International Inc. 1995 Equity Incentive Plan (the "Plan") is

hereby amended as follows:

          1. Effective May 7, 1996, the definition of "Committee" in the Plan is amended to read as follows:

          " "Committee" means the Organization and Compensation Committee of the Board which shall administer the Plan pursuant to Section 4. Where appropriate, references to the Committee shall include also the Chief Executive Officer of UCAR."




Dated:  July 29, 1996                           UCAR INTERNATIONAL INC.




                                                By: /s/ Peter B. Mancino
                                                    --------------------


                                                                            E-18